Exhibit 4.1

016570| 003590|127C|RESTRICTED||4|057-423

ORDINARY SHARES

PAR VALUE $0.01

Certificate Number

ZQ 000000

ORDINARY SHARES

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Shares

*	* 6 0 0 6 2 0 * * * * * *
*	* * 6 0 0 6 2 0 * * * * *
*	* * * 6 0 0 6 2 0 * * * *
*	* * * * 6 0 0 6 2 0 * * *
*	* * * * * 6 0 0 6 2 0 * *

FABRINET

ORGANIZED UNDER THE LAWS OF THE CAYMAN ISLANDS

THIS CERTIFIES THAT

is the owner of

CUSIP G3323L 10 0

SEE REVERSE FOR CERTAIN DEFINITIONS

hares****600620**Shares****600620**Shares****600620**Shares****600620**Shares****

600620**Shares****600620**Shares****600620**Shares****600620**Sh

FULLY-PAID AND NON-ASSESSABLE ORDINARY SHARES OF

Fabrinet (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Amended and Restated Memorandum and Articles of Association of the Company (a copy of which is on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE TRUST COMPANY, N.A.

TRANSFER AGENT AND REGISTRAR,

Chairman & Chief Executive Officer

Chief Financial Officer

By

AUTHORIZED SIGNATURE

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4

CUSIP XXXXXX XX X Holder ID XXXXXXXXXX

Insurance Value 00.1,000,000 Number of Shares 123456

DTC 12345678901234512345678

Certificate Numbers Num/No Denom. Total.

1234567890/1234567890 111 1234567890/1234567890 222 1234567890/1234567890 333 1234567890/1234567890 444 1234567890/1234567890 555 1234567890/1234567890 666

Total Transaction 7

FABRINET

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE ORDINARY SHARES OF THE COMPANY WHICH ARE FIXED BY THE AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common UNIF GIFT MIN ACT -.Custodian

(Cust) (Minor)

TEN ENT—as tenants by the entireties under Uniform Gifts to Minors Act

(State)

JT TEN—as joint tenants with right of survivorship UNIF TRF MIN ACT -.Custodian (until age .)

(Cust)

.under Uniform Transfers to Minors Act

(Minor) (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Ordinary Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said ordinary shares on the books of the within-named Company with full power of substitution in the premises.

Dated: 20

Signature:

Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

THE SIGNATURE(S) Signature(s) SHOULD BE Guaranteed: GUARANTEED BY Medallion AN ELIGIBLE Guarantee GUARANTOR Stamp INSTITUTION (Banks, Stockbrokers, SIGNATURE GUARANTEE Savings and Loan MEDALLION Associations PROGRAM, and Credit PURSUANT Unions) WITH TO S. E. MEMBERSHIP C. RULE 17Ad-15. IN AN APPROVED